   As filed with the Securities and Exchange Commission on May 5, 2000
                                                     Registration No. 333-33200

-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                            AMENDMENT NO. 2 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                                MGM GRAND, INC.
            (Exact name of Registrant as specified in its charter)

                                --------------

                  Delaware                                       88-0215232
        (State or other jurisdiction                          (I.R.S. Employer
      of incorporation or organization)                     Identification No.)

     ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

                        3799 Las Vegas Boulevard South
                            Las Vegas, Nevada 89109
                                (702) 891-3333
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                --------------

                                SCOTT LANGSNER
                        3799 Las Vegas Boulevard South
                            Las Vegas, Nevada 89109
                                (702) 891-3333
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

           JANET S. MC CLOUD, ESQ.                        JONATHAN K. LAYNE, ESQ.
     Christensen, Miller, Fink, Jacobs,                 Gibson, Dunn & Crutcher LLP
         Glaser, Weil & Shapiro, LLP                        333 S. Grand Avenue
    2121 Avenue of the Stars, 18th Floor               Los Angeles, California 90071
        Los Angeles, California 90067

                                --------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
   If the securities being registered on this form are being offered pursuant to dividend or interest investment plans, please check the following box. [_] __________
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X] __________
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_] __________

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                              Proposed        Proposed
                                                Amount        maximum          maximum
          Title of each class of                to be      offering price     aggregate        Amount of
        securities to be registered         registered(1)   per unit(2)   offering price(1) registration fee
------------------------------------------------------------------------------------------------------------
Debt Securities, Common Stock, $0.01 par
 value, and Rights to Subscribe for the
 Common Stock..............................      (2)            (2)        $2,750,000,000     $726,000(3)
Guarantees of Subsidiaries.................      N/A            N/A              N/A             N/A(4)
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate maximum offering price of all securities to be registered pursuant to this Registration Statement, and not previously registered, exceed $2.75 billion The securities registered hereunder may be sold separately or together.
(2) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3) Calculated pursuant to Rule 457(o) of the Securities Act. Previously paid.
(4) No separate fee is payable pursuant to Rule 457(n).


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

                             ADDITIONAL REGISTRANTS

                                                 (State or Other
                                                 Jurisdiction of  (IRS Employee
 (Exact Name of Registrant as Specified in its   Incorporation or Identification
                    Charter)                      Organization)      Number)
 ---------------------------------------------   ---------------- --------------
 MGM GRAND HOTEL, INC. ........................     Nevada          88-0108587
 MGM GRAND MOVIEWORLD, INC. ...................     Nevada          88-0260416
 GRAND LAUNDRY, INC. ..........................     Nevada          88-0298834
 MGM GRAND MONORAIL, INC. .....................     Nevada          88-0303364
 MGM DIST., INC. ..............................     Nevada          88-0230514
 DESTRON, INC. ................................     Nevada          88-0234293
 DESTRON MARKETING, INC. ......................     Nevada          88-0330790
 MGM GRAND MERCHANDISING, INC. ................     Nevada          88-0339740
 MGM ENTERTAINMENT, INC. ......................     Nevada          88-0373099
 MGM GRAND ATLANTIC CITY, INC. ................     New Jersey      88-0354792
 MGM GRAND DEVELOPMENT, INC. ..................     Nevada          88-0368826
 NEW YORK-NEW YORK HOTEL AND CASINO, LLC.......     Nevada          88-0329896
 THE PRIMADONNA COMPANY, LLC...................     Nevada          88-0430016
 PRMA, LLC.....................................     Nevada          88-0430017
 NEW PRMA LAS VEGAS, INC. .....................     Nevada          88-0430015
 MGMGMR ACQUISITION, INC. .....................     Nevada          94-3357364
 MGM ACQUISITION CO. #1........................     Nevada         88-045-8839
 MGM ACQUISITION CO. #2........................     Nevada         88-045-8840
 MGM ACQUISITION CO. #3........................     Nevada         88-045-8841
 MGM ACQUISITION CO. #4........................     Nevada         88-045-8842
 MGM ACQUISITION CO. #5........................     Nevada         88-045-8843
 MGM ACQUISITION CO. #6........................     Nevada         88-045-8844
 MGM ACQUISITION CO. #7........................     Nevada         88-045-8845
 MGM ACQUISITION CO. #8........................     Nevada         88-045-8846
 MGM ACQUISITION CO. #9........................     Nevada         88-045-8849
 MGM ACQUISITION CO. #10.......................     Nevada         88-045-8850
 MGM ACQUISITION CO. #11.......................     Nevada         88-045-8851
 MGM ACQUISITION CO. #12.......................     Nevada         88-045-8852
 MGM ACQUISITION CO. #13.......................     Nevada         88-045-8853
 MGM ACQUISITION CO. #14.......................     Nevada         88-045-8854
 MGM ACQUISITION CO. #15.......................     Nevada         88-045-8855
 MGM ACQUISITION CO. #16.......................     Nevada         88-045-8856
 MGM ACQUISITION CO. #17.......................     Nevada         88-045-8857
 MGM ACQUISITION CO. #18.......................     Nevada         88-045-8858
 MGM ACQUISITION CO. #19.......................     Nevada         88-045-8859
 MGM ACQUISITION CO. #20.......................     Nevada         88-045-8861
 MGM ACQUISITION CO. #21.......................     Nevada         Applied For
 MGM ACQUISITION CO. #22.......................     Nevada         Applied For
 MGM ACQUISITION CO. #23.......................     Nevada         Applied For
 MGM ACQUISITION CO. #24.......................     Nevada         Applied For
 MGM ACQUISITION CO. #25.......................     Nevada         Applied For
 MGM ACQUISITION CO. #26.......................     Nevada         Applied For
 MGM ACQUISITION CO. #27.......................     Nevada         Applied For
 MGM ACQUISITION CO. #28.......................     Nevada         Applied For
 MGM ACQUISITION CO. #29.......................     Nevada         Applied For
 MGM ACQUISITION CO. #30.......................     Nevada         Applied For
 MGM ACQUISITION CO. #31.......................     Nevada         Applied For

                          ADDITIONAL REGISTRANTS

                                                 (State or Other
                                                 Jurisdiction of  (IRS Employee
 (Exact Name of Registrant as Specified in its   Incorporation or Identification
                    Charter)                      Organization)      Number)
 ---------------------------------------------   ---------------- --------------
 MGM ACQUISITION CO. #32.......................       Nevada       Applied For
 MGM ACQUISITION CO. #33.......................       Nevada       Applied For
 MGM ACQUISITION CO. #34.......................       Nevada       Applied For
 MGM ACQUISITION CO. #35.......................       Nevada       Applied For
 MGM ACQUISITION CO. #36.......................       Nevada       Applied For
 MGM ACQUISITION CO. #37.......................       Nevada       Applied For
 MGM ACQUISITION CO. #38.......................       Nevada       Applied For
 MGM ACQUISITION CO. #39.......................       Nevada       Applied For
 MGM ACQUISITION CO. #40.......................       Nevada       Applied For
 MGM ACQUISITION CO. #41.......................       Nevada       Applied For
 MGM ACQUISITION CO. #42.......................       Nevada       Applied For
 MGM ACQUISITION CO. #43.......................       Nevada       Applied For
 MGM ACQUISITION CO. #44.......................       Nevada       Applied For
 MGM ACQUISITION CO. #45.......................       Nevada       Applied For
 MGM ACQUISITION CO. #46.......................       Nevada       Applied For
 MGM ACQUISITION CO. #47.......................       Nevada       Applied For
 MGM ACQUISITION CO. #48.......................       Nevada       Applied For
 MGM ACQUISITION CO. #49.......................       Nevada       Applied For
 MGM ACQUISITION CO. #50.......................       Nevada       Applied For
 MGM ACQUISITION CO. #51.......................       Nevada       Applied For
 MGM ACQUISITION CO. #52.......................       Nevada       Applied For
 MGM ACQUISITION CO. #53.......................       Nevada       Applied For
 MGM ACQUISITION CO. #54.......................       Nevada       Applied For
 MGM ACQUISITION CO. #55.......................       Nevada       Applied For
 MGM ACQUISITION CO. #56.......................       Nevada       Applied For
 MGM ACQUISITION CO. #57.......................       Nevada       Applied For
 MGM ACQUISITION CO. #58.......................       Nevada       Applied For
 MGM ACQUISITION CO. #59.......................       Nevada       Applied For
 MGM ACQUISITION CO. #60.......................       Nevada       Applied For

PROSPECTUS

                                $2,750,000,000

                                MGM GRAND, INC.

                         Debt Securities, Common Stock
                            and Subscription Rights

                               ----------------

   We may use this prospectus to offer and sell from time to time, separately or together, one or more series of our debt securities, consisting of debentures, notes, bonds or other evidences of indebtedness, shares of our common stock and subscription rights. These securities will have an aggregate initial public offering price not to exceed $2,750,000,000 and will be offered and sold at prices and on terms to be determined at the time of sale. The terms of any offering will be set forth in one or more prospectus supplements to this prospectus.

   If we offer our common stock and/or subscription rights, the prospectus supplement will also set forth the total number of shares offered, the offering price and the terms of the offering. Our common stock trades on the New York Stock Exchange under the symbol "MGG." On May 4, 2000, the closing price of our common stock was $29.125 per share. Any subscription rights we issue will be transferable, and we anticipate that the rights will be authorized for trading on the NYSE.

   If the offering is for debt securities, the prospectus supplement will set forth the specific title, series, total principal amount, maturity, interest rate (or the way interest is to be calculated), time of payment of interest, whether the debt securities are to be represented by certificates, authorized denominations, terms for redemption, sinking fund requirements, guarantees by our subsidiaries, covenants and the initial public offering price. The prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax considerations relating to the offered securities.

                               ----------------

   Neither the Securities and Exchange Commission nor any state securities regulators or gaming regulatory authorities have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

   None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the Michigan Gaming Control Board, the Mississippi Gaming Commission nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

                               ----------------

   The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

   We may sell all or a portion of the offered securities directly, through agents designated from time to time or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the offered securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the prospectus supplement. See "Plan of Distribution." We will not sell any offered securities without delivering a prospectus supplement describing the method and terms of the offering of the offered securities.

                The date of this prospectus is May 5, 2000

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
About This Prospectus....................................................   2
Forward-Looking Statements...............................................   2
The Company..............................................................   3
Use of Proceeds..........................................................   4
Ratio of Earnings to Fixed Charges.......................................   4
Summary Historical Financial Data........................................   5
Summary Unaudited Pro Forma Data.........................................   6
Comparative Historical and Pro Forma Selected Consolidated Financial
 Data....................................................................   7
Unaudited Proforma Financial Statements..................................   8
Description of Our Long Term Debt........................................  12
Description of Debt Securities...........................................  17
Description of Common Stock..............................................  24
Plan of Distribution.....................................................  25
Legal Matters............................................................  26
Experts..................................................................  26
Where You Can Find More Information......................................  26
Incorporation of Certain Information by Reference........................  27

                               ----------------

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may from time to time over approximately the next two years, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" on page 26 below.

   You should rely only on the information or representations incorporated by reference or provided in this prospectus and in the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You may obtain copies of the Registration Statement, or any document which we have filed as an exhibit to the Registration Statement or to any other SEC filing, either from the SEC or from the Secretary of the company as described under "Where You Can Find More Information" below. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the accompanying prospectus supplement is accurate as of any date other than the dates printed on the front of each such document.

                          FORWARD-LOOKING STATEMENTS

   This prospectus contains or incorporates by reference forward-looking statements, within the meaning of Section 27A of the Securities Act and
Section 21E of the Securities Exchange Act. Forward-looking statements typically can be identified by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "intend," "forecast" and the like. These statements appear in a number of places, both in this prospectus and in the information incorporated by reference and include statements regarding our current intentions, plans, strategies, beliefs and expectations. Forward-looking statements do not guarantee future performance and involve risks and uncertainties that could cause actual results to differ materially from those anticipated. The information contained in this prospectus, including the information incorporated by reference, identifies important factors that could cause such differences.

                                  THE COMPANY

   We are a leading operator of first class hotel and casino properties with an emphasis on the total gaming and entertainment experience. We own and operate the MGM Grand Las Vegas and the New York-New York Hotel and Casino, two of the most prominent hotel/casinos on the Las Vegas Strip. We believe the MGM Grand Las Vegas is one of the largest hotel/casinos in the world with 5,034 rooms, 171,500 square feet of gaming space and one of the largest arenas in Las Vegas. We have completed an approximate $570 million master plan to expand and transform the MGM Grand Las Vegas into "The City of Entertainment." Our New York-New York property has 2,024 hotel rooms and 84,000 square feet of gaming space. In Primm, Nevada, we own and operate the three hotel/casinos that travelers first encounter on the principal route from Southern California to Las Vegas. On July 29, 1999, we opened the MGM Grand Detroit interim casino in Detroit, Michigan. We also own and operate the MGM Grand Hotel and Casino in Darwin, Australia and operate three casinos in South Africa. We have also announced plans to develop a casino resort in Atlantic City, New Jersey.

Recent Developments
   On December 13, 1999, our board of directors approved a two-for-one split of our common stock and declared a cash dividend of $.10 per share, after giving effect to the stock split. The additional shares were distributed on February 25, 2000 to stockholders of record on February 10, 2000. The cash dividend was paid on March 1, 2000 to stockholders of record on February 10, 2000. All references to share and per share data in this prospectus have been adjusted retroactively to give effect to the stock split. At the same time, our board of directors increased the number of authorized shares of our common stock from 75 million shares to 300 million shares. We do not intend to pay any additional cash dividends for the forseeable future.

   On March 6, 2000, we announced the signing of a definitive merger agreement with Mirage Resorts, Incorporated, under which we will acquire all of the outstanding shares of Mirage for $21 per share in cash. The transaction will have a total equity value of approximately $4.4 billion. In addition, Mirage has outstanding debt of approximately $2.0 billion. The transaction is subject to the approval of Mirage shareholders and to the satisfaction of customary closing conditions contained in the merger agreement, including the receipt of all necessary regulatory and governmental approvals. The transaction will be accounted for as a purchase and is anticipated to close in 2000. As a result of the merger, Mirage will become our wholly owned subsidiary.

   Mirage is a leading owner, developer and operator of casino-based resorts. It owns and operates Bellagio, Mirage and Treasure Island on the Las Vegas Strip; Golden Nugget in downtown Las Vegas; Golden Nugget-Laughlin in Laughlin, Nevada; and Beau Rivage in Biloxi, Mississippi. Mirage also owns a 50% interest in a joint venture which owns and operates the Monte Carlo Resort & Casino on the Las Vegas Strip. Mirage also intends to expand into the Atlantic City, New Jersey market, where it owns land. For more information about us and Mirage, see "Where You Can Find More Information" on page 26 below.

   On April 11, 2000, we announced the execution of agreements with a group of banks to provide $4.3 billion in credit facilities. The credit facilities consist of a $2.0 billion five-year revolving facility, a $1.0 billion 364-day revolving facility and a $1.3 billion one-year term loan. We expect to draw on these facilities in connection with the pending acquisitions of Mirage. This completes the commercial bank financing for the acquisition.

   On April 18, 2000, we completed a private placement of 46.5 million shares of our common stock for a total purchase price of $1.23 billion. Tracinda Corporation, our largest stockholder, purchased 23 million shares in the private placement. As a result of the private placement, the percentage ownership of our outstanding shares by Tracinda and its sole stockholder decreased from approximately 64% to 60%.

   On April 19, 2000, we announced our results from operations for the three months ended March 31, 2000. Net revenues for the 2000 first quarter were $442.9 million up from the prior year's quarter of $251.4 million. Operating income increased 144% to $92.4 million in the three months ended March 31, 2000 from $37.9 million in the prior year's quarter. Net income before extraordinary item and cumulative effect of change in accounting principle was $44.3 million in the 2000 first quarter when compared with $18.5 million the prior year's period. Earnings per diluted share before extraordinary item and cumulative effect of change in accounting principle was $0.38 in 2000 compared with $0.16 in the 1999 quarter. Net income for the three months ended March 31, 2000 was $44.3 million compared with $9.4 million in the 1999 period. Earnings per diluted share was $0.38 in 2000 compared with $0.08 in the prior year's quarter.

   As a result of the pending merger with Mirage, we announced on April 19, 2000, that our previously declared quarterly dividend policy was discontinued. Also, management has determined to suspend our previously announced share repurchase program. We intend to focus on utilizing all available free cash flow to pay down debt under our existing and future debt obligations as well as finance our ongoing operations.

                                USE OF PROCEEDS

   Unless otherwise specified in the prospectus supplement which accompanies this prospectus, our net proceeds from the sale of the offered securities will be used to provide a portion of the cash needed to complete the Mirage merger and for general corporate purposes, which may include financing the development and construction of new facilities, additions to working capital, reductions of our indebtedness, financing of capital expenditures, potential acquisitions and the repurchase of our common stock. Funds not immediately required for such purposes may be invested in short-term investment grade securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

                                                      Year Ended December 31,
                                                    ----------------------------
                                                    1995 1996 1997  1998 1999(2)
                                                    ---- ---- ----- ---- -------
Ratio of Earnings to Fixed Charges(1).............. 1.65 2.78 10.11 2.94  2.73

--------
(1) For purposes of computing the foregoing ratios: (a) earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest, and (b) fixed charges consist of interest, whether expensed or capitalized, amortization of debt discount and issuance costs, our proportionate share of the interest cost of 50%-owned joint ventures (such as the limited liability company which owns New York-New York, of which we have owned 100% since March 1, 1999) and the estimated interest component of rental expense.

(2) The pro forma ratio of earnings to fixed charges for 1999, giving effect to our acquisition of Mirage, is 1.08. These pro forma results do not reflect any cost savings of duplicative departments and redundant infrastructure, the benefit of operational efficiencies or revenue enhancement opportunities which we expect to achieve after the merger. We expect to realize annual pre-tax cost savings of approximately $95 million (post-tax of approximately $61.8 million) related to duplicative departments and redundant infrastructure and operating efficiencies upon full integration of Mirage. These estimated benefits are based on projections and assumptions, not actual experience. As a result, our ability to realize these benefits could be adversely impacted by difficulties integrating Mirage into MGM Grand, the inability to achieve certain economies of scale or other risks associated with achieving these projected cost savings. We cannot assure you that these cost savings will be achieved.

                       SUMMARY HISTORICAL FINANCIAL DATA

   MGM Grand and Mirage are providing the following financial information to assist you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical financial statements and related notes contained in the annual reports and other information that MGM Grand and Mirage have filed with the Securities and Exchange Commission.

SUMMARY HISTORICAL FINANCIAL DATA OF MGM GRAND
(in thousands, except for per share data)

                                  At or for the year ended December 31,
                          ------------------------------------------------------
                           1995 (A)   1996 (B)   1997 (C)     1998     1999 (D)
                          ---------- ---------- ---------- ---------- ----------
Net revenues............  $  718,781 $  800,189 $  827,597 $  773,863 $1,391,650
Operating income........     103,823    129,294    190,970    131,574    209,868
Net income before
 extraordinary items and
 cumulative effect of
 change in accounting
 principle..............      46,565     74,517    115,256     68,948     95,124
Cash dividends per
 common share...........          --         --         --         --         --
Diluted earnings per
 share before
 extraordinary items and
 cumulative effect of
 change in accounting
 principle..............  $     0.48 $     0.68 $     0.98 $     0.61 $     0.80
Weighted average common
 and common equivalent
 shares outstanding.....      97,088    108,514    117,670    112,684    120,086
Total assets............  $1,275,883 $1,275,121 $1,389,816 $1,768,958 $2,760,743
Long-term debt
 (including current
 portion)...............     551,099     83,391     57,830    544,874  1,318,841
Stockholders' equity....     584,548    973,382  1,101,622    964,381  1,033,846

SUMMARY HISTORICAL FINANCIAL DATA OF MIRAGE
(in thousands, except for per share data)

                                  At or for the year ended December 31,
                          ------------------------------------------------------
                             1995       1996       1997     1998 (E)   1999 (F)
                          ---------- ---------- ---------- ---------- ----------
Net revenues............  $1,330,744 $1,367,544 $1,418,551 $1,523,729 $2,431,837
Operating income........     284,087    312,670    326,041    152,105    305,027
Net income before
 extraordinary items and
 cumulative effect of
 change in accounting
 principle..............     169,948    206,045    209,803     85,225    140,968
Cash dividends per
 common share...........          --         --         --         --         --
Diluted earnings per
 share before
 extraordinary items and
 cumulative effect of
 change in accounting
 principle..............  $     0.88 $     1.05 $     1.09 $     0.45 $     0.70
Weighted average common
 and common equivalent
 shares outstanding.....     192,331    196,683    192,536    190,964    200,240
Total assets............  $1,791,713 $2,143,490 $3,347,350 $4,530,202 $4,804,306
Long-term debt
 (including current
 portion)...............     249,063    468,593  1,397,655  2,378,911  2,210,279
Stockholders' equity....   1,209,343  1,290,883  1,512,484  1,601,837  2,023,902

--------
(A) Includes a $5,942,000 pre-tax write-down for restructuring costs.

(B) Includes a $49,401,000 pre-tax write-down for the master plan asset disposition and a $7,868,000 pre-tax charge for New York-New York hotel preopening costs.

(C) Includes a $28,566,000 pre-tax write-down for the master plan asset disposition.

(D) Includes a $71,495,000 pre-tax charge for MGM Grand Detroit, the Mansion at the MGM Grand Las Vegas, and MGM Grand Atlantic City hotel preopening costs as well as certain tender related costs.

(E) Includes a $88,313,000 pre-tax charge for Bellagio hotel preopening costs.

(F) Includes a $42,130,000 pre-tax charge for Beau Rivage hotel preopening costs.

                       SUMMARY UNAUDITED PRO FORMA DATA

   The Mirage merger will be accounted for as a "purchase," which means that the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the time the companies are combined. We are providing the following financial information to assist you in your analysis of the financial aspects of the Mirage merger. We derived this information from audited financial statements for 1999 for both MGM Grand and Mirage. The information is only a summary of the unaudited pro forma financial information presented on pages 8 to 11 and you should read it in conjunction with our historical financial statements (and related notes) contained in the annual reports and other information that we have filed with the Securities and Exchange Commission.

   While this pro forma financial information has been prepared based upon currently available information using assumptions which we believe are appropriate, you should be aware that this pro forma information may not be indicative of what actual results will be in the future or would have been for the periods presented. You should read the notes to the unaudited pro forma financial information beginning on page 10 for further discussion of the assumptions we made to prepare this information.

PRO FORMA INCOME DATA:

                                                            For the year ended
                                                             December 31, 1999
                                                           ---------------------
                                                           (In thousands, except
                                                            per share amounts)
Net revenues.............................................       $ 3,823,487
Operating income.........................................           500,009
Net income before extraordinary items and cumulative
 effect of change in accounting principle................            91,487
Diluted earnings per share before extraordinary items and
 cumulative effect of change in accounting principle.....              0.55(1)
Cash dividends per common share..........................               --
Weighted average common and common equivalent shares
 outstanding.............................................           166,586

PRO FORMA BALANCE SHEET DATA:

                                                           At December 31, 1999
                                                           ---------------------
                                                              (In thousands)
Total assets.............................................       $10,991,815
Long-term debt (including current portion)...............         6,698,281
Stockholders' equity.....................................         2,230,096

--------
(1) Pro forma results do not reflect any cost savings of duplicative departments and redundant infrastructure, the benefit of operational efficiencies or revenue enhancement opportunities which we expect to achieve after the merger. We expect to realize annual pre-tax cost savings of approximately $95 million (post-tax of approximately $61.8 million or $0.37 per diluted share) related to duplicative departments and redundant infrastructure and operating efficiencies upon full integration of Mirage. These estimated benefits are based on projections and assumptions, not actual experience. As a result, our ability to realize these benefits could be adversely impacted by difficulties integrating Mirage into MGM Grand, the inability to achieve certain economies of scale or other risks associated with achieving these projected cost savings. We cannot assure you that these cost savings will be achieved.

                 COMPARATIVE HISTORICAL AND PRO FORMA SELECTED
                          CONSOLIDATED FINANCIAL DATA

   We have summarized below the per share information of MGM Grand and Mirage on a historical and pro forma combined basis. Mirage stockholders will receive $21 from MGM Grand in exchange for each share of Mirage common stock. The information set forth below is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual reports and other information that MGM Grand and Mirage have filed with the Securities and Exchange Commission.

                                               MGM Grand    Mirage   MGM Grand
                                               Historical Historical Pro Forma
                                               ---------- ---------- ---------
Income per diluted share before extraordinary
 items and cumulative effect of change in
 accounting principle (1):
  Year ended December 31, 1999...............    $0.80      $0.70      $0.55(4)
Book value per share (2):
  At December 31, 1999.......................     9.08      10.65      13.91
Cash dividends per share (3).................      --         --         --

--------
(1) The table above combines MGM Grand's results of operations for the fiscal year ended December 31, 1999 with Mirage's results of operations for the same period. The pro forma combined income per diluted share is based on the combined weighted average number of common shares and common share equivalents. Common share equivalents consist of common stock issuable upon the exercise of outstanding options and warrants.

(2) Historical book value per share for both MGM Grand and Mirage was computed by dividing total stockholders' equity at December 31, 1999 by the number of common shares outstanding, excluding shares held in treasury, as of those dates, respectively. MGM Grand pro forma book value per share was computed by dividing pro forma stockholders' equity (See "Unaudited Pro Forma Balance Sheet" on page 9) by the pro forma number of shares of MGM Grand's common stock outstanding as of December 31, 1999 (without including outstanding options). The pro forma number of shares of MGM Grand's common stock outstanding was calculated as the sum of MGM Grand's common stock outstanding and includes the April 2000 private equity placement of $1.23 billion.

(3) Neither MGM Grand nor Mirage paid cash dividends during the periods presented. MGM Grand paid a cash dividend of $0.10 per share on March 1, 2000 to shareholders of record on February 10, 2000.

(4) Pro forma results do not reflect any cost savings of duplicative departments and redundant infrastructure, the benefit of operational efficiencies or revenue enhancement opportunities which we expect to achieve after the merger. We expect to realize annual pre-tax cost savings of approximately $95 million (post-tax of approximately $61.8 million or $0.37 per diluted share) related to duplicative departments and redundant infrastructure and operating efficiencies upon full integration of Mirage. These estimated benefits are based on projections and assumptions, not actual experience. As a result, our ability to realize these benefits could be adversely impacted by difficulties integrating Mirage into MGM Grand, the inability to achieve certain economies of scale or other risks associated with achieving these projected cost savings. We cannot assure you that these cost savings will be achieved.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                                MGM GRAND, INC.
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1999

                                                                  MGM Grand
                           MGM Grand     Mirage     Pro Forma         as
                           Historical  Historical  Adjustments     Adjusted
                            (Note 1)    (Note 1)    (Note 2)      for Merger
                           ----------  ----------  -----------    ----------
                             (In thousands, except per share amounts)
Revenues:
 Casino..................  $  873,781  $1,243,625   $     --      $2,117,406
 Rooms...................     251,207     522,566         --         773,773
 Food and beverage.......     161,301     456,811         --         618,112
 Entertainment, retail
  and other..............     211,837     426,850         --         638,687
 Income from
  unconsolidated
  affiliate..............       6,084      29,164         --          35,248
                           ----------  ----------   ---------     ----------
                            1,504,210   2,679,016         --       4,183,226
 Less: Promotional
  allowances.............     112,560     247,179         --         359,739
                           ----------  ----------   ---------     ----------
                            1,391,650   2,431,837         --       3,823,487
                           ----------  ----------   ---------     ----------
Expenses:
 Casino..................     417,491     690,179         --       1,107,670
 Rooms...................      75,064     164,610         --         239,674
 Food and beverage.......     100,871     314,689         --         415,560
 Entertainment, retail
  and other..............     119,324     300,052         --         419,376
 Provision for doubtful
  accounts and
  discounts..............      47,157      31,911         --          79,068
 General and
  administrative.........     209,938     328,390         --  (a)    538,328
 Depreciation and
  amortization...........     125,985     205,163      14,886 (b)    346,034
 Preopening and other....      71,495      42,130         --         113,625
                           ----------  ----------   ---------     ----------
                            1,167,325   2,077,124      14,886      3,259,335
                           ----------  ----------   ---------     ----------
 Operating Profit Before
  Corporate Expense......     224,325     354,713     (14,886)       564,152
 Corporate expense.......      14,457      49,686         --  (a)     64,143
                           ----------  ----------   ---------     ----------
 Operating income........     209,868     305,027     (14,886)       500,009
                           ----------  ----------   ---------     ----------
Nonoperating Income
 (Expense):
 Interest income.........       2,142       6,126         --           8,268
 Interest expense, net of
  amounts capitalized....     (59,853)   (117,525)   (199,567)(c)   (376,945)
 Interest expense from
  unconsolidated
  affiliate..............      (1,058)        --          --          (1,058)
 Other, net..............        (946)     24,462         --          23,516
                           ----------  ----------   ---------     ----------
                              (59,715)    (86,937)   (199,567)      (346,219)
                           ----------  ----------   ---------     ----------
Income Before Income
 Taxes, Extraordinary
 Item and Cumulative
 Effect of Change in
 Accounting Principle....     150,153     218,090    (214,453)       153,790
 Provision for income
  taxes..................     (55,029)    (77,122)     69,848 (d)    (62,303)
                           ----------  ----------   ---------     ----------
Net Income Before
 Extraordinary Item and
 Cumulative Effect of
 Change in Accounting
 Principle...............  $   95,124  $  140,968   $(144,605)    $   91,487
                           ==========  ==========   =========     ==========
Per Share of Common
 Stock:
 Net Income per Basic
  Share Before
  Extraordinary Item and
  Cumulative Effect of
  Change in Accounting
  Principle..............  $     0.82                             $     0.56 (a)
                           ==========                             ==========
 Net Income per Diluted
  Share Before
  Extrtaordinary Item and
  Cumulative Effect of
  Change in Accounting
  Principle..............  $     0.80                             $     0.55 (a)
                           ==========                             ==========
 Basic Shares
  Outstanding............     116,580                  46,500 (e)    163,080
                           ==========               =========     ==========
 Diluted Shares
  Outstanding............     120,086                  46,500 (e)    166,586
                           ==========               =========     ==========

                                MGM GRAND, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1999

                           MGM Grand     Mirage     Pro Forma       MGM Grand
                           Historical  Historical  Adjustments     as Adjusted
                            (Note 1)    (Note 1)    (Note 3)       for Merger
                           ----------  ----------  -----------     -----------
          ASSETS
CURRENT ASSETS:
 Cash and cash
  equivalents............. $  121,522  $  139,488  $       --      $   261,010
 Accounts receivable,
  net.....................     83,101     181,357          --          264,458
 Prepaid expenses and
  other...................     32,598      35,948          --           68,546
 Inventories..............     15,240      94,351          --          109,591
 Deferred tax asset.......     17,452      24,558          --           42,010
                           ----------  ----------  -----------     -----------
   Total current assets...    269,913     475,702          --          745,615
                           ----------  ----------  -----------     -----------

PROPERTY AND EQUIPMENT,
 NET......................  2,390,524   4,095,217    2,628,543 (f)   9,114,284

OTHER ASSETS:
 Investments in
  unconsolidated
  affiliates..............     12,485     118,221      228,750 (g)     359,456
 Excess of purchase price
  over fair market value
  of net assets acquired,
  net.....................     36,550       6,912      515,451 (h)     558,913
 Deposits and other
  assets, net.............     51,271     108,254       54,022 (i)     213,547
                           ----------  ----------  -----------     -----------
   Total other assets.....    100,306     233,387      798,223       1,131,916
                           ----------  ----------  -----------     -----------
                           $2,760,743  $4,804,306  $ 3,426,766     $10,991,815
                           ==========  ==========  ===========     ===========
     LIABILITIES AND
   STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
 Accounts payable......... $   38,018  $   39,369  $       --      $    77,387
 Construction payable.....      7,896      12,063          --           19,959
 Income taxes payable.....      3,296         --           --            3,296
 Dividend payable.........     11,388         --           --           11,388
 Current obligation,
  capital leases..........      5,145         --           --            5,145
 Current obligation, long
  term debt...............      7,852         246          --            8,098
 Accrued interest on long
  term debt...............     18,915      32,615          --           51,530
 Other accrued
  liabilities.............    197,580     240,204      175,000 (j)     612,784
                           ----------  ----------  -----------     -----------
   Total current
    liabilities...........    290,090     324,497      175,000         789,587
                           ----------  ----------  -----------     -----------
DEFERRED REVENUES.........      4,241         --           --            4,241
DEFERRED INCOME TAXES.....    108,713     232,570      910,257 (k)   1,251,540
LONG TERM OBLIGATION,
 CAPITAL LEASES...........     12,864         --           --           12,864
LONG TERM DEBT............  1,310,989   2,210,033    3,169,161 (l)   6,690,183
OTHER LIABILITIES.........        --       13,304          --           13,304
COMMITMENTS AND
 CONTINGENCIES
STOCKHOLDERS' EQUITY:
 Common stock.............      1,384         940         (475)(m)       1,849
 Capital in excess of par
  value...................  1,261,625   1,083,459      112,326 (m)   2,457,410
 Treasury stock, at
  cost....................   (505,824)   (316,385)     316,385 (m)    (505,824)
 Retained earnings........    267,165   1,255,888   (1,255,888)(m)     267,165
 Other comprehensive
  income..................      9,496         --           --            9,496
                           ----------  ----------  -----------     -----------
   Total stockholders'
    equity................  1,033,846   2,023,902     (827,652)      2,230,096
                           ----------  ----------  -----------     -----------
                           $2,760,743  $4,804,306  $ 3,426,766     $10,991,815
                           ==========  ==========  ===========     ===========

                                MGM GRAND, INC.
                         NOTES TO UNAUDITED PRO FORMA
                        CONDENSED FINANCIAL STATEMENTS

Note 1--Historical financial information for MGM Grand and Mirage for the year ended December 31, 1999 have been derived from the MGM Grand and Mirage historical financial statements. Included in the historical financial information for MGM Grand are the operating results of Primadonna and New York-New York since their acquisition on March 1, 1999.

Note 2--The following table sets forth the determination and preliminary allocation of the purchase price based on the $21.00 per share to be paid by MGM Grand to Mirage shareholders.

                                                                     (In
                                                                  Thousands)
                                                                  ----------
   Merger consideration (189.9 million shares of Mirage common stock plus 36.5 million Mirage stock options)................ $4,394,811
   Estimated fair value of Mirage debt assumed by MGM Grand......  2,116,879
   Estimated transaction costs and expenses......................     13,000
   Other adjustments, net........................................    175,000
                                                                  ----------
                                                                  $6,699,690
                                                                  ==========
   The preliminary allocation of the pro forma purchase price is as follows:
   Land.......................................................... $3,513,400
   Property and equipment, net...................................  3,210,360
   Goodwill......................................................    515,451
   Other, net....................................................   (539,521)
                                                                  ----------
                                                                  $6,699,690
                                                                  ==========

   The final purchase price and its allocation will be based on appraisals, discounted cash flows, quoted market prices and estimates by management and is expected to be completed within one year of the closing of the merger.

   The following are brief descriptions of the pro forma adjustments to the statements of income to reflect MGM Grand's acquisition of Mirage.

     (a) Pro forma results do not reflect any cost savings of duplicative departments and redundant infrastructure, the benefit of operational efficiencies or revenue enhancement opportunities which we expect to achieve after the merger. We expect to realize annual pre-tax cost savings of approximately $95 million (post-tax of approximately $61.8 million or $0.37 per diluted share) related to duplicative departments and redundant infrastructure and operating efficiencies upon full integration of Mirage. These estimated benefits are based on projections and assumptions, not actual experience. As a result, our ability to realize these benefits could be adversely impacted by difficulties integrating Mirage into MGM Grand, the inability to achieve certain economies of scale or other risks associated with achieving these projected cost savings. We cannot assure you that these cost savings will be achieved.

     (b) Represents the amortization of goodwill and other intangible assets to which the purchase price is allocated. The amortization of goodwill is on a straight-line basis over 40 years and the amortization of other intangibles (which include customer lists and trademarks) is on a straight-line basis over five years.

     (c) Represents the additional interest expense based upon anticipated debt offerings totaling $5.1 billion minus the interest on the MGM Grand and Mirage credit facilities (see Note l). Also includes the amortization expense associated with $93.4 million of Mirage debt discount amortized over 6 years, offset by additional capitalized interest on Mirage projects in development.

     (d) Represents the tax effect of the pro forma adjustments at the 35% statutory tax rate.

     (e) Represents the number of MGM Grand, Inc. shares issued based upon the April 2000 private equity placement of $1.23 billion at $26.50 per share.

Note 3 - The following are brief descriptions of the pro forma adjustments to the balance sheet to reflect the acquisition by MGM Grand of Mirage.

     (f) Represents the net increase to Mirage's carrying value of land, buildings, furniture, fixtures and equipment to adjust those assets to their estimated fair market value.

     (g) Represents the increase in the fair value of Mirage's investment in unconsolidated affiliate based upon the fair value of the assets and liabilities of the unconsolidated affiliate.

     (h) Represents the estimated goodwill created by the transaction after allocating the purchase price to the fair value of Mirage's assets and liabilities.

     (i) Represents debt offering costs and the net increase in the fair value of intangible assets such as customer lists and trademarks.

     (j) Represents an accrual for the estimated costs of the transaction.

     (k) Records the deferred tax effect of the pro forma balance sheet adjustments, primarily related to land, buildings, furniture, fixtures and equipment.

     (l) Represents the anticipated proceeds from various debt offerings of approximately $5.1 billion of which $3.2 billion is for the purchase of the Mirage shares, $1.8 billion is for the repayment of the MGM Grand and Mirage bank facilities, and $100 million is for financing costs. This amount is offset by the debt discount of $93.4 million on the Mirage bonds.

     (m) Represents the issuance of 46.5 million shares of MGM Grand common stock for $26.50 per share as well as the elimination of Mirage's equity balances.

                       DESCRIPTION OF OUR LONG TERM DEBT

Our Bank Credit Facility

   Since 1996, we have had available to us a credit facility from a syndicate of banks led by Bank of America, N.A. On July 23, 1997, we amended our syndicated bank credit facility to make it a $1.25 billion senior revolving credit facility which may be increased to $1.5 billion under its existing terms. The credit facility has subsequently been amended several times in less significant ways. The following description is a summary of the material provisions of the credit facility, but it does not restate the credit facility agreement in its entirety. We urge you to read the credit facility agreement, which we have filed with the Securities and Exchange Commission (see "Where You Can Find More Information" on page 26 below).

   The credit facility is available:

  (1) to finance capital improvements at MGM Grand Las Vegas in accordance with our master plan with respect to that property, up to $850 million;

  (2) to fund development costs for MGM Grand Atlantic City or other casino, resort and hotel projects, or to invest in casino, resort and hotel companies or projects, up to $1.0 billion;

  (3) to fund our proposed project in Detroit, Michigan, up to $750 million;
      and

  (4) for general corporate purposes, including repurchases of our own common stock, investments in qualified investments and other capital expenditures, up to $750 million.

   Commencing on December 31, 2001, availability under the credit facility will decline in quarterly increments of the greater of $62.5 million or 5% of the commitment amount under the credit facility, with the balance due on December 31, 2002. We have the right to request one-year extensions, subject to the consent of the lenders, which would have the effect of deferring scheduled reductions in availability.

   Interest on outstanding balances and commitment fees on unutilized availabilities under the credit facility are determined by a formula based either on our leverage ratio (which is the ratio of our total debt to annualized cash flow) or the credit facility rating (which is the credit rating then applicable to the credit facility), and in the case of interest rates, on the basis of the Eurodollar or base rate existing at the time of determination. As our leverage ratio declines, the interest rate and commitment fees will also decline. We also pay certain underwriting and agency fees in connection with the credit facility.

   The credit facility is unconditionally guaranteed by each of our subsidiaries except New York-New York, The Primadonna Company, LLC, PRMA, LLC, New PRMA Las Vegas, Inc., MGM Grand Detroit II, LLC, MGM Grand-Bally's Monorail Limited Liability Company, MGM Grand Australia, Inc. and our non-U.S. subsidiaries and their U.S. holding companies which have no other assets or operations. Our subsidiaries which do not guarantee the credit facility are called the "facility nonguarantors" below. The credit facility is secured by pledges of substantially all of our assets, including the stock of MGM Grand Hotel, Inc. and MGM Grand Atlantic City, Inc., but not our interest in any facility nonguarantor, and the assets of our subsidiaries other than the facility nonguarantors. The guaranty given by MGM Grand Detroit, LLC, and the pledge of its assets, are limited to the amount borrowed under the credit facility which is made available to MGM Grand Detroit, LLC. The credit facility can become unsecured, at our option, if it receives investment grade ratings as unsecured debt from both Moody's and Standard & Poor's.

   The credit facility contains certain customary events of default and agreements, including limitations on additional debt, dividends, mergers and asset sales and capital expenditures. It also restricts acquisitions and similar transactions. As of March 23, 2000, approximately $680 million was outstanding under the credit facility. Also, during May 1999, two letters of credit were issued under the credit facility totaling approximately $50 million, which support municipal financing used to acquire land for a permanent casino in Detroit.

   The credit facility has been amended and restated in its entirety in connection with our acquisition of Mirage as a new $2 billion senior revolving credit facility. A description of the amended credit facility appears below on page 14.

Our Senior Secured Notes

   In addition to the credit facility, we also have outstanding two series of senior secured notes with a total principal amount of $500 million. One of these series of senior secured notes has a total principal amount of $300 million, pays interest semiannually at a rate of 6.95% and matures on February 1, 2005. The other series of senior secured notes has a total principal amount of $200 million, pays interest semiannually at a rate of 6 7/8% and matures on February 6, 2008. The material terms of the two series of senior secured notes are otherwise identical. The following description of our senior secured notes is a summary of the material provisions of the indentures under which the senior secured notes were issued, which have been filed with the Securities and Exchange Commission (see "Where You Can Find More Information" on page 26 below).

   The senior secured notes are our direct obligations, guaranteed by each of our subsidiaries other than the facility nonguarantors. The senior secured notes and these guarantees are secured by pledges of the same assets that are pledged to secure the credit facility. The guaranty of MGM Grand Detroit, LLC and the pledge of its assets are limited in the same way its guaranty and pledge are limited under the credit facility. Under agreements binding the banks that are party to the credit facility and the holders of the senior secured notes, the collateral securing the credit facility and the senior secured notes, and any proceeds of such collateral, must be divided equally and ratably among the credit facility and the senior secured notes. The senior secured notes and the guarantees can become unsecured, at our option, if the credit facility becomes unsecured and the unsecured facility and the senior secured notes each receive investment grade ratings from both Moody's and Standard & Poor's unless the release of collateral will cause either credit rating to fall below the rating given to the senior secured notes at the time they were issued. Each of New York-New York, The Primadonna Company, LLC, PRMA, LLC and New PRMA Las Vegas, Inc. will guaranty our senior secured notes (although these subsidiaries do not now guaranty such notes) immediately following the merger. In addition, Mirage and each of its subsidiaries will guaranty our senior secured notes immediately following the merger.

   The indentures contain certain events of default and agreements which are customary with respect to investment grade debt securities, including limitations on mergers, consolidations, and sale of substantially all assets by us, and limitations on liens and sale and leaseback transactions by us or our subsidiaries (other than the facility nonguarantors). The indentures also contain limitations on certain asset sales which apply to us and our subsidiaries other than some of the facility nonguarantors. The indentures do not limit the amount of indebtedness we may incur.

   The senior secured notes are redeemable at our option at any time at a redemption price specified in the indenture. In addition, the asset sale limitations in the indentures require us to either apply the proceeds of such sales in certain ways specified in the indentures or use the proceeds to redeem senior secured notes. The applicable gaming laws of the jurisdictions in which we operate also include provisions which require, under certain circumstances specified under those laws, that senior secured notes be divested by holders who are found to be inappropriate under those laws. Except as described in this paragraph, the senior secured notes do not include redemption or sinking fund features.

   We expect the senior secured notes will become unsecured and the collateral securing them released when we receive investment grade ratings from both Moody's and Standard & Poor's. Both agencies have indicated that such investment grade ratings will be in effect on the date of the merger. However, the indentures provide that if, following the release of the collateral securing the senior secured notes, the notes fail to maintain investment grade ratings from either Moody's or Standard & Poor's we must again secure the notes with pledges of substantially all of our assets and those of the guarantors.

MGM Grand Detroit II, LLC Interim Credit Facility

   On March 31, 1999, MGM Grand Detroit II, LLC ("Detroit II"), obtained an interim $230 million senior revolving credit facility from a syndicate of banks led by Bank of America, N.A., which may be increased to $250 million under its existing terms. The Detroit interim credit facility is secured by pledges of substantially all assets of Detroit II. In addition, we have provided an unconditional guaranty of the Detroit interim credit facility, but our guaranty is not secured. The following is a summary of material provisions of the Detroit interim credit facility, which has been filed with the Securities and Exchange Commission (see "Where You Can Find More Information" on page 26 below), and is not restated in its entirety herein.

   The Detroit interim credit facility is available:

  . to refinance funds previously invested by us in the interim casino project in Detroit, Michigan;

  . to finance the design, development and construction of the interim casino;

  . to finance up to $50 million of initial development expenses associated with the proposed permanent hotel/casino project we are planning to construct in Detroit, Michigan (if we choose to have the permanent casino constructed by Detroit II); and

  . to finance other capital expenditures, acquisitions and investments to the extent permitted by the Detroit interim credit facility.

   Interest on outstanding balances and commitment fees on unutilized availabilities under the Detroit interim credit facility are determined by a formula based on ratings given to our $1.25 billion credit facility (or, if that credit facility has terminated, our senior unsecured debt) by Moody's and Standard & Poor's, and in the case of interest rates, on the basis of the Eurodollar or base rate existing at the time of determination.

   Availability under the Detroit interim credit facility will decline in quarterly increments of the greater of $19.2 million or 8 1/3% of the commitment amount of the Detroit interim credit facility, commencing on March 31, 2001. The Detroit interim credit facility matures on the earliest of June 30, 2004, 45 months following the opening of the interim casino and the date the permanent casino is opened for gaming customers.

   The Detroit interim credit facility contains certain customary events of default and agreements, including limitations with respect to additional debt, dividends, mergers and asset sales and capital expenditures. It also restricts acquisitions and similar transactions. As of March 23, 2000, approximately $146 million was outstanding under the Detroit interim credit facility. We do not expect the Detroit interim credit facility to be affected by our acquisition of Mirage.

Our Amended Credit Facilities

   We have available to us three new credit facilities, each from a syndicate of banks led by Bank of America, N.A. The three bank credit facilities will allow us to borrow up to $2 billion, $1 billion and $1.3 billion, respectively. The $2 billion credit facility and the $1 billion credit facility are both senior revolving credit facilities. This means that we will be allowed to reborrow amounts we have borrowed and subsequently repaid under each of these facilities. The $2 billion credit facility is an amendment and restatement of our existing $1.25 billion bank credit facility which will mature five years after the first day it is available to us, and the $1 billion credit facility will mature 364 days after the first day it is available to us. The $1.3 billion credit facility is a senior term loan, which means that amounts borrowed and repaid by us under this credit facility cannot be reborrowed. We will be required to repay the $1.3 billion credit facility one year from the first day it is available to us.

   The following description is a summary of the material provisions of the three new bank credit facilities, but it does not restate the three credit facility agreements in their entireties. We urge you to read the credit facility agreements in the form executed, which we have filed with the Securities and Exchange Commission.

   Each credit facility is available:

  . to refinance our existing debt, including our $1.25 billion syndicated bank credit facility and the existing $1.75 billion credit facility now available to Mirage;

  .    to finance the purchase price of our acquisition of Mirage;

  . to finance capital improvements at our properties and at the Mirage properties following our acquisition of Mirage; and

  . for working capital, acquisitions, investments in qualified investments and repurchases of our own common stock.

   In addition, we will have the right under the $2 billion credit facility to obtain letters of credit not exceeding a specified aggregate amount, including to support any commercial paper we may issue from time to time.

   Interest on outstanding balances and commitment fees on unutilized availability under each of the facilities will be determined by formulas based on our senior unsecured debt ratings without credit enhancement (which is the credit rating applicable to the facilities, as established by the credit rating agencies Moody's and Standard & Poor's), and (in the case of interest rates) on the basis of the Eurodollar or base rate existing at the time of determination. We will also pay certain underwriting and agency fees in connection with the facilities.

   The facilities will be unconditionally guaranteed by each of our subsidiaries except the facility nonguarantors provided, that each of New York-New York, The Primadonna Company, LLC, PRMA, LLC and New PRMA Las Vegas, Inc. will guaranty the bank credit facilities (although they do not guaranty our existing $1.25 billion bank credit facility). The facilities will also be unconditionally guaranteed by Mirage and each of its subsidiaries following our acquisition of Mirage. The facilities and the guarantees will be unsecured. However, the credit facility agreements restrict our ability to encumber our assets (including the guarantors' assets) until the facilities have been repaid and our right to borrow under them has ended.

   The facilities contain events of default and agreements customary in credit agreements of borrowers having investment grade credit ratings, including limitations on mergers. The facilities also restrict our ability to sell any of the Bellagio, Mirage or MGM Grand-Las Vegas hotel/casinos. In addition, the $1.3 billion term loan credit facility will require us to use all of the proceeds of any debt we incur or equity we issue after that credit facility becomes available to pay down that credit facility (until it is paid in full).

   The credit facilities and our senior notes will be unsecured as long as each has an investment grade rating from both Moody's and Standard & Poor's. Both Moody's and Standard & Poor's have indicated that such investment grade rating will be in effect on the date of the merger.

Existing Unsecured Senior Notes of Mirage Resorts, Incorporated

   Mirage has outstanding five series of senior unsecured notes. The Mirage notes will remain outstanding as obligations of Mirage after we acquire Mirage. Immediately following the merger, all of the Mirage subsidiaries and all of our subsidiaries that are to guaranty our new bank credit facilities, will also unconditionally guaranty all of the Mirage notes. The maturity dates, annual interest rates and amounts outstanding under each series of Mirage notes as of December 31, 1999 are as follows:

                         Series                         Amount Outstanding
                         ------                      -------------------------
                                                     (in thousands of dollars)
     6-5/8% notes, due February 2005, net of
      unamortized original issue discount of $817...         $199,183
     7-1/4% notes, due October 2006, net of
      unamortized original issue discount of $247...         $249,753
     6-3/4% notes, due August 2007, net of
      unamortized original issue discount of $739...         $199,261
     6-3/4% notes, due February 2008, net of
      unamortized original issue discount of $909...         $199,091
     7-1/4% debentures, due August 2017, net of
      unamortized original issue discount of $287...         $ 99,713

   The following description of the Mirage notes is a summary of the material provisions of the indentures under which the Mirage notes were issued, which have been filed with the Securities and Exchange Commission (see "Where You Can Find More Information" at page 26 below).

   The Mirage notes are the direct obligations of Mirage. The Mirage notes are unsecured. However, the indentures under which the Mirage notes were issued provide (with some exceptions) that if Mirage secures any of its debt to other persons, then the Mirage notes must also be secured by the same collateral equally and ratably with the secured debt.

   The Mirage notes are redeemable, in whole or in part, at the option of Mirage at any time at a redemption price equal to the greater of:

  .  100% of the principal amount, or

  . The sum of the present values of the remaining scheduled interest and principal payments discounted to the date of redemption on a semiannual basis at the Adjusted Treasury Rate (as defined),

plus, in either case, accrued interest to the redemption date. Except as described under this heading, the Mirage notes do not include redemption or sinking fund features.

   The Mirage indentures contain certain events of default and agreements which are customary with respect to investment grade debt securities, including limitations on mergers, consolidations, sales of all or substantially all of the assets of Mirage and sale and leaseback transactions by Mirage or its subsidiaries. The indentures also contain limitations on liens which apply to Mirage and its subsidiaries. The indentures do not limit the amount of indebtedness Mirage may incur.

   The applicable gaming laws of the jurisdictions in which Mirage operates also include provisions which require, under certain circumstances specified under those laws, that the Mirage notes be divested by holders who are found to be unsuitable under those laws.

                        DESCRIPTION OF DEBT SECURITIES

   The following provides a general description of the terms of the debt securities which we may issue. The particular terms of any debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions set forth below may not apply will be described in the prospectus supplement relating to those debt securities.

   We filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. The debt securities will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates and in the form filed, subject to any amendments or supplements as we may adopt from time to time. Each indenture will be entered into between us, as obligor, a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the indenture. You should read the indenture because it, and not this description, will control your rights as a holder of debt securities. The terms of the indenture are also governed by the Trust Indenture Act.

General

   The debt securities will be our direct obligations, which will be unsecured, rank subordinate to our credit facilities, of which $680 million was outstanding on March 23, 2000 and may rank subordinate to, equally with or senior to our other indebtedness, including our senior notes, of which $500 million was outstanding on March 23, 2000. Our credit facilities will provide that unsecured subordinated debt securities may be issued under an indenture without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution from our board of directors or as established in one or more indentures supplemental to the indenture. All debt securities of one series do not need to be issued at the same time. Additionally, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

Terms of the Debt Securities

   You should refer to the prospectus supplement for the following terms of each series of the debt securities in respect of which this prospectus is being delivered:

  . the designation, aggregate principal amount and authorized denominations of the series;

  . the issue price as a percentage of the principal amount at which the series will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity or upon redemption thereof and the rate or rates at which original issue discount will accrue;

  .  the date or dates on which the series will mature;

  . the rate or rates per annum, if any, at which the series will bear interest;

  . the times from which any interest will accrue, be payable and the record dates pertaining thereto;

  . the place or places where the principal and interest, if any, on the series will be payable;

  .  any redemption or other special terms;

  . the events of default and covenants relating to the debt securities which are in addition to, modify or delete those described herein;

  . whether the debt securities will be issued in certificated or book-entry form, and the denominations thereof;

  . if applicable, the terms of any right to convert debt securities into shares of our common stock or other securities or property;

  . provisions, if any, for the defeasance or discharge of certain of our obligations with respect to such debt securities, which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing), the provisions of the indenture;

  . the manner in which the amounts of payment of principal of, premium, if any, or any interest on such debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which such debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  . a discussion of any material and/or special United States federal income tax considerations applicable to such debt securities;

  . any depositaries, trustees, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities other than those originally appointed;

  . whether such debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

  . the terms, if any, on which such debt securities will be subordinate to other debt;

  . any listing or intended listing of the debt securities on a securities exchange;

  . the provisions, if any, relating to any guarantees of the debt securities; and

  . any other terms of the debt securities, which will not be inconsistent with the provisions of the indenture.

   Our debt securities may be sold at a discount below their principal amount. Even if our debt securities are not issued at a discount below their principal amount, these securities may, for United States federal income tax purposes, be deemed to have been issued with original issue discount because of certain interest payment or other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities offered exclusively to foreigners or denominated in a currency other than United States dollars will also be set forth in the prospectus supplement, if applicable.

Information About the Trustee

   Our indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under our indenture may resign at any time or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. If two or more persons are acting as trustees with respect to different series of debt securities, each trust shall be separate and apart from the trust administered by any other trustee. Except as indicated in this prospectus or any prospectus supplement, any action to be taken by the trustee may be taken only with respect to the one or more series of debt securities for which it is trustee under the indenture.

Merger, Consolidation or Sale of Assets

   Our indenture does not allow us to consolidate or merge with or into, or sell, assign, convey, transfer or lease our properties and assets, substantially in their entirety, as computed on a consolidated basis, to another corporation, person or entity unless:

  . either we are the surviving person, in the case of a merger or consolidation, or the successor or transferee is a corporation organized under the laws of the United States, or any state thereof or the District of Columbia and the successor or transferee corporation expressly assumes, by supplemental indenture, all of our obligations under the debt securities and the indenture; and

  . no default or event of default exists immediately after such transaction.

Denominations

   Unless we specify in the prospectus supplement, the debt securities of any series will be issuable only as debt securities in denominations of $1,000, and any integral multiples thereof, and will be payable only in U.S. dollars. The indenture also provides that debt securities of a series may be issuable in global form. See "Global Securities" below.

Registration and Transfer

   If you surrender for transfer your registered debt securities at the office or agency we maintain for such purpose, we will deliver, in the name you have designated as transferee, one or more new debt securities of the same series of like aggregate principal amount in such denominations as are authorized for debt securities of such series and of a like maturity and with like terms and conditions. You will not incur a service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

   We will not be required to:

  . register, transfer or exchange debt securities of any series during a period beginning with the opening of business 15 days before the day of the transmission of a notice of redemption of debt securities of such series selected for redemption, and ending at the close of business on the day of the transmission; or

  . register, transfer or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Events of Default

   Unless we inform you otherwise in the prospectus supplement, events of default means any of the following:

  . default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  . default in the payment of principal of or premium, if any, on any debt security of that series when due;

  . if applicable, default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

  . default in the performance, or breach, of any covenants or warranties in the indenture if the default continues uncured for a period of 60 days after written notice to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture; and

  .  certain events of bankruptcy, insolvency or reorganization.

   If an event of default for any series of debt securities, which are at that time outstanding, occurs and continues, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us, and to the applicable trustee if given by the holders, declare to be due and payable immediately the principal, or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series and premium, if any, of all debt securities of that series.

   At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion set forth below under "Modification and Waiver."

   You should refer to our prospectus supplement with regard to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence and continuation of an event of default.

   The indenture provides that the trustee is not obligated to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

   No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless such holder shall have previously given to the applicable trustee written notice of a continuing event of default with respect to debt securities of that series and the holders of at least 25% in principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable indemnity, to such trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any such payment.

   We are required by the indenture, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee with respect to any series of debt securities may withhold notice to the holders of debt securities of such series of any default or event of default (except a default in payment on any debt securities of such series) with respect to debt securities of such series if and so long as a committee of its trust officers, in good faith, determines that withholding such notice is in the interest of the holders of debt securities of such series.

Modification and Waiver

   We and the applicable trustee, at any time and from time to time, may modify the indenture without prior notice to or consent of any holder of any series of debt securities for any of the following purposes:

  . to permit a successor corporation to assume our covenants and obligations under the indenture and in such series of debt securities in accordance with the terms of the indenture;

  . to add to our covenants for the benefit of the holders of any series of debt securities (and if the covenants are to be for the benefit of less than all the series, we shall state that the covenants are expressly being included solely for the benefit of the applicable series);

  .  to surrender any of our rights or powers conferred in the indenture;

  . to add any additional events of default (and if the events of default are to be applicable to less than all series, we shall state that the events of default are expressly being included solely for the benefit of the applicable series);

  . to add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision and as to which the modification would apply;

  . to secure a series of debt securities or to provide that our obligations under a series of debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

  . to supplement any of the provisions of the indenture to the extent needed to permit or facilitate the defeasance and discharge of a series of debt securities in a manner that will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the indenture in any material respect;

  . to establish the form or terms of debt securities as permitted by the indenture;

  . to provide for the acceptance of appointment by a successor trustee regarding one or more series of debt securities and to add to or change any of the provisions of the indenture as is necessary to provide for the administration of the trusts by more than one trustee;

  . to comply with the requirements of the Securities and Exchange Commission in connection with qualification of the indenture under the Trust Indenture Act;

  .  to cure any ambiguity;

  . to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture;

  . to eliminate any conflict between the terms of the indenture and the debt securities and the Trust Indenture Act; or

  . to make any other provisions with respect to matters or questions arising under the indenture which will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect in any material respect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

   We may also modify the indenture for any other purpose if we receive the written consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification voting separately. However, we may not, without the consent of the holder of each outstanding debt security of each series affected:

  . change the stated maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of any debt security or any premium payable upon the redemption of any debt security, or change the stated maturity of, or reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity of a discount security or impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or alter any redemption provisions in a manner adverse to the holders of such series of debt securities;

  . reduce the percentage in principal amount of the outstanding debt securities of a series where the consent of the holder is required for any such amendment, supplemental indenture or waiver which is provided for in the indenture;

  . if applicable, adversely affect the right of a holder to convert any debt security;

  . modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security which would be affected; or

  . modify any provision described in the prospectus supplement as requiring the consent of each affected holder of debt securities.

   A modification which changes or eliminates any covenant or other provision of the indenture with respect to one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of a series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

   The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of such series waive any default and its consequences under the indenture, except (1) a continuing default in the payment of interest on, premium, if any, or the principal of, any such debt security held by a nonconsenting holder or (2) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Defeasance of Debt Securities or Certain Covenants in Certain Circumstances

   Defeasance and Discharge. The indenture provides that we may be discharged from any and all obligations under any debt securities other than:

  . certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events regarding payments on debt securities;

  .  to register the transfer or exchange of debt securities;

  .  to replace stolen, lost or mutilated debt securities; or

  .  to maintain paying agencies and to hold money for payment in trust.

   We may only defease and discharge all of our obligations under the debt securities of any series if:

  . we irrevocably deposit with the trustee, in trust, the amount, as certified by an officers' certificate, of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will be sufficient to pay and discharge each installment of principal and premium, if any and any interest on, and any mandatory sinking fund payments in respect of, the debt securities of such series on the dates such payments are due; and

  . we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge.

   Defeasance of Certain Covenants. Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the indenture or in the applicable prospectus supplement or any other restrictive covenant relating to any series of debt securities provided for in a board resolution or supplemental indenture which by its terms may be defeased pursuant to the terms of such series of debt securities. Any omission to comply with our obligations or covenants shall not constitute a default or event of default with respect to any debt securities. In that event, you would lose the protection of these covenants, but would gain the protection of having money and/or U.S. government obligations set aside in trust to repay the series of debt securities. We may only defease any covenants if, among other requirements:

  . we deposit with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in respect to such obligations, in accordance with their terms, will provide money in an amount, as certified by an officers' certificate, sufficient to pay principal, premium, if any, and any interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the dates such payments are due; and

  . we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss, for United States federal income tax purposes, as a result of the covenant defeasance.

Limited Liability of Certain Persons

   The indenture provides that none of our past, present or future stockholders, incorporators, employees, officers or directors, or of any successor corporation or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.

Mandatory Disposition Pursuant to Gaming Laws

   The indenture provides that each holder and beneficial owner, by accepting any of the debt securities subject thereto, shall be deemed to have agreed that if the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming, requires that a person who is a holder or the beneficial owner of the debt securities be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, we shall have the right, at our option:

  . to require such person to dispose of its debt securities or beneficial interest therein within 30 days of receipt of notice of our election or such earlier date as may be requested or prescribed by such gaming authority; or

  . to redeem such debt securities (possibly within less than 30 days following the notice of redemption if so required or prescribed by the applicable gaming authority) at a redemption price equal to

    (1) the lesser of:

      (a) such person's cost; and

      (b) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; or

    (2) such other amount as may be required by applicable law or by order of any applicable gaming authority.

   We shall notify the trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

Conversion Rights

   The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Guarantee

   The indenture provides that one or more of our subsidiaries may be a guarantor and may "guarantee" the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of our obligations under the debt securities of any series and the indenture. The liability of the guarantors will be independent of and not in consideration of or contingent upon our liability or any other party obligated under the debt securities or the indenture. A separate action or actions may be brought or prosecuted against us or any other party obligated under the debt securities or the indenture whether or not we or any other party obligated under the debt securities or the indenture are joined in any such action or actions. However, any guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the guarantor without rendering the guarantee, as it relates to such guarantor, original issue discountable under Section 548 of the Federal Bankruptcy Code or any applicable provision of comparable state law. This guarantee will be a continuing guarantee and will remain in full force and effect until payment in full of all of the guaranteed obligations.

Payment and Paying Agents

   We covenant and agree, for the benefit of each series of debt securities, that we will duly and punctually pay the principal of, premium, if any, and any interest on the debt securities in accordance with the terms of the debt securities and the indenture. We will maintain an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the indenture may be served.

Global Securities

   The debt securities of any series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities will be in registered form and may be issued in either temporary or permanent form. The specific terms of the depositary arrangement regarding a series of debt securities will be described in the applicable prospectus supplement relating to such series.

                          DESCRIPTION OF COMMON STOCK

   Our authorized capital stock consists of 300 million shares of common stock. As of March 9, 2000, there were 111,832,062 shares of common stock outstanding. Holders of the common stock are entitled to dividends when and as declared by our board of directors. Holders have one vote per share and the right to the net assets in liquidation after payment of any amounts due to creditors. Holders are not liable for further calls or assessments by us. There are no sinking fund or redemption provisions relating to the common stock. The common stock has noncumulative voting rights, which means that the holders of a majority of the shares voting for the election of directors can elect 100% of the directors if they choose to do so.

   Our certificate of incorporation provides that if and when we shall become, and so long as we shall remain, a publicly traded holding company as defined in the New Jersey Casino Control Act, all of our securities shall be held subject to the condition that if a holder thereof is disqualified by the New Jersey Casino Control Commission, such disqualified holder shall dispose of his interest in the securities, including common stock within 120 days, or such other time period required by the New Jersey Commission, following our receipt of notice of such disqualified holder. Promptly after the notice date, we are required to deliver a copy of such written notice to the disqualified holder by personal delivery, mail or any other reasonable means.

   Our certificate of incorporation also provides that so long as we hold, directly or indirectly, a license or franchise from a governmental agency to conduct our business, which license or franchise is conditioned upon some or all of the holders of the common stock possessing prescribed qualifications, any and all shares of the common stock shall be subject to redemption by us, at our sole option and in our sole discretion, to the extent necessary to prevent the loss of such license or franchise or to reinstate it. Any shares of the common stock redeemable pursuant to such provision may be called for redemption immediately for cash, property or rights, including our securities or securities of another corporation, on not less than five days notice to the disqualified holder at a redemption price equal to the average closing price of such stock on a national securities exchange for the 45 trading days immediately preceding the date of the redemption notice; or if the stock is not so traded, then the average of the high and low closing bid price of the stock as quoted by the National Association of Securities Dealers Automated Quotation system for such 45 trading day period; or if such stock is not so quoted, the redemption price shall be determined in good faith by the board of directors.

   The transfer agent and registrar for our common stock is ChaseMellon Shareholder Services, LLC, 400 S. Hope Street, Los Angeles, California 90071.

Subscription Rights

   The following description sets forth the general terms and provisions of any subscription rights which may be issued and to which any prospectus supplement may relate. The particular terms of the subscription rights and extent, if any, to which such general provisions may not apply will be described in the prospectus supplement relating to such subscription rights.

   The subscription rights will be issued in connection with one or more rights offerings. The subscription rights will be issued without charge to our stockholders and will be transferable. The number of rights to be issued for each outstanding share of our common stock as well as the subscription price will be determined at the time of the rights offering, if any, and described in the related prospectus supplement. We anticipate that the subscription rights will be traded on the New York Stock Exchange, the exchange where our common stock is traded.

   We anticipate there will be two types of subscription privileges associated with the subscription rights. Under the basic subscription privilege, a rights holder would be entitled to purchase one share of common stock for each right held. Under the oversubscription privilege, any rights holder who exercises the basic subscription privilege for all rights held would be entitled to subscribe for additional shares of common stock at the time the basic subscription privilege is exercised. Shares will be available for the oversubscription privilege to the extent that other rights holders do not exercise their basic subscription privilege in full and will be subject to proration if necessary. In each case, the rights holder must specify the number of shares to be purchased and submit the subscription price to the subscription agent.

                             PLAN OF DISTRIBUTION

   We may sell the offered securities as follows:

  .  directly to one or more purchasers;

  .  through agents;

  .  to and through one or more dealers;

  .  to and through one or more underwriters;

  .  through a distribution of subscription rights to our stockholders; or

  .  through a combination of any such methods of sale.

   The distribution of the offered securities pursuant to any applicable prospectus supplement may be effected from time to time in one or more transactions either:

  .  at a fixed price or prices which may be changed;

  .  at market prices prevailing at the time of sale;

  .  at prices related to such prevailing market prices; or

  .  at negotiated prices.

   Offers to purchase the offered securities may be solicited directly by us. Offers to purchase may also be solicited by agents designated by us from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions which shall be payable by us to such agent will be set forth, in the applicable prospectus supplement.

   If a dealer is utilized in the sale of the offered securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale.

   If an underwriter is, or underwriters are, utilized in the sale of the offered securities, we will execute an underwriting agreement with such underwriters at the time of such sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the offered securities. In connection with the sale of offered securities, such underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities and common stock for whom they may act as agents. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

   Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may also engage in transactions with, or perform services for us in the ordinary course of business.

   If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made may include, but are not limited to, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and if the offered securities are also being sold to underwriters, we shall have sold to such underwriters the offered securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of offered securities pursuant to such contracts.

   The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

                                 LEGAL MATTERS

   Certain legal matters in connection with the validity of offered securities to which this prospectus relates will be passed upon for us by Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP. Terry N. Christensen, a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, is a member of our board of directors, and he and other attorneys in that firm beneficially owned an aggregate of 14,618 shares of our common stock as of March 23, 2000. Certain legal matters will be passed on for the underwriters by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

                                    EXPERTS

   The audited consolidated financial statements and schedule of MGM Grand, Inc. incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said report which includes an explanatory paragraph with respect to the change in accounting for start-up activities in 1999 as discussed in Note 2 to the consolidated financial statements.

   The audited consolidated financial statements and schedule of Mirage Resorts, Incorporated, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report which includes an explanatory paragraph with respect to the change in accounting for start-up activities in 1999 as discussed in Note 2 to the consolidated financial statements.

                      WHERE YOU CAN FIND MORE INFORMATION

   Each of MGM Grand and Mirage files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy, at prescribed rates, any document MGM Grand or Mirage files at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference rooms. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You also may read and copy reports and other information filed by MGM Grand or Mirage at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You may also read reports, proxy statements and other information relating to Mirage at the offices of the Pacific Exchange at 310 Pine Street, San Francisco, California 94104.

   We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933. The registration statement contains additional information about us and our debt securities and common stock. You may inspect the registration statement and its exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The Commission allows us to "incorporate by reference" information filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information filed later by MGM Grand or Mirage with the Commission will automatically update and supersede this information.

   We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  .  Our Annual Report on Form 10-K for the year ended December 31, 1999;

  . Our Current Reports on Form 8-K dated February 23, 2000, February 28, 2000, March 6, 2000 and April 11, 2000;

  . Mirage Resorts, Incorporated Annual Report on Form 10-K for the year ended December 31, 1999;

  . Mirage Resorts, Incorporated Proxy Statement filed with the Commission on February 23, 2000;

  . Mirage Resorts, Incorporated Registration Statement on Form 8-A12B filed with the Commission on March 10, 2000.

  . Mirage Resorts, Incorporated Preliminary Proxy Statement filed with the Commission on March 24, 2000;

  . Mirage Resorts, Incorporated Amended Registration Statement on Form 8-A12B/A filed with the Commission on April 7, 2000;

  . Mirage Resorts, Incorporated Amended Preliminary Proxy Statement filed with the Commission on April 25, 2000; and

  . Mirage Resorts, Incorporated Quarterly Report on Form 10-Q for the period ended March 31, 2000.

   All documents and reports filed by MGM Grand or Mirage pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and on or prior to the termination of the offering of the offered securities made by this prospectus are deemed to be incorporated by reference in this prospectus from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports or proxy statements which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superceded for purposes of this prospectus to the extent that any statement contained herein in any prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supercedes such statement. Any statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

   Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Scott Langsner, Secretary, MGM Grand, Inc., 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 891-3333. A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.

                                    PART II

                    Information Not Required in Prospectus

Item 14. Other expenses of issuance and distribution

   The following is a statement of estimated fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by MGM Grand, Inc. in connection with the issuance and distribution of the offered securities, subject to future contingencies.

Commission registration fee......................................... $  726,000
Printing and shipping expenses......................................     75,000
Accountants' fees and expenses......................................    150,000
Legal fees and expenses.............................................    400,000
Blue Sky qualification fees and expenses............................     20,000
Listing fees........................................................    150,000
Trustee fees........................................................     75,000
Miscellaneous ......................................................    404,000
                                                                     ----------
    Total........................................................... $2,000,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

   Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding, other than an action, suit or proceeding in the name of the corporation, in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of the liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

   Article II, Section 12 of the Bylaws of MGM Grand provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

   In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of MGM Grand limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to MGM Grand or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to MGM Grand or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.

   MGM Grand carries directors and officers liability insurance policies which are maintained in effect on a yearly basis.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MGM Grand pursuant to the foregoing provisions, MGM Grand has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

   *1    Form of Underwriting Agreement

    2 Agreement and Plan of Merger, dated as of March 6, 2000, by and among Mirage Resorts, Incorporated, MGM Grand, Inc. and MGMGMR Acquisition,
         Inc. (incorporated by reference to exhibit 2 to MGM Grand's Current
         Report on Form 8-K dated March 6, 2000.)

  **4    Form of indenture, including form of debt securities


    5    Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
         LLP.

   *8    Opinion re tax matters

  **12   Computation of ratio of earnings to fixed charges

    23.1 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
         LLP (set forth as part of Exhibit 5).

    23.2 Consent of Arthur Andersen LLP.

    23.3 Consent of Arthur Andersen LLP.

  **24   Power of attorney

 ***25   Statement of eligibility of trustee on Form T-1

--------
* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offered securities.

** Previously filed.

*** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

   (a) MGM Grand hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by MGM Grand pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) MGM Grand hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of MGM Grand's annual report on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGM Grand pursuant to the foregoing provisions, or otherwise, MGM Grand has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MGM Grand of expenses incurred or paid by a director, officer or controlling person of MGM Grand in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MGM Grand will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication for such issue.

   (i) MGM Grand hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by MGM Grand pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (j) MGM Grand hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM GRAND, INC.

                                          By:                *
                                             ----------------------------------
                                                      James J. Murren
                                               President and Chief Financial
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   Chairman of the Board            May 4, 2000
____________________________________
         J. Terrence Lanni

                 *                   Co-Chief Executive Officer       May 4, 2000
____________________________________ and Director (Principal
          John T. Redmond            Executive Officer)

                 *                   Co-Chief Executive Officer       May 4, 2000
____________________________________ and Director (Principal
           Daniel M. Wade            Executive Officer)

                 *                   President, Chief Financial       May 4, 2000
____________________________________ Officer and Director
          James J. Murren            (Principal Financial and
                                     Accounting Officer)

                 *                   Director                         May 4, 2000
____________________________________
          James D. Aljian

                 *                   Director                         May 4, 2000
____________________________________
           Fred Benninger

                 *                   Director                         May 4, 2000
____________________________________
        Terry N. Christensen

                 *                   Director                         May 4, 2000
____________________________________
          Glenn A. Cramer

             Signature                           Title                    Date
             ---------                           -----                    ----
                                     Director                              , 2000
____________________________________
         Willie D. Davis

                                     Director                              , 2000
____________________________________
     Alexander M. Haig, Jr.

                                     Director                              , 2000
____________________________________
         Kirk Kerkorian

                                     Director                              , 2000
____________________________________
         Walter M. Sharp

                 *                   Director                         May 4, 2000
____________________________________
          Alex Yemenidjian

                 *                   Director                         May 4, 2000
____________________________________
           Jerome B. York

* By:    /s/ Scott Langsner                                           May 4, 2000
      ------------------------------
             Scott Langsner
            Attorney-in-fact


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Hotel, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM GRAND HOTEL, INC.

                                          By:                *
                                             ----------------------------------
                                                   William J. Hornbuckle
                                               President and Chief Operating
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President and Chief              May 4, 2000
____________________________________ Operating Officer (Principal
       William J. Hornbuckle         Executive Officer)

                 *                   Senior Vice President and        May 4, 2000
____________________________________ Chief Financial Officer
           Corey Sanders             (Principal Financial and
                                     Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
           Daniel M. Wade

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                 *                   Director                         May 4, 2000
____________________________________
          John T. Redmond

* By:       /s/ Scott Langsner                                        May 4, 2000
      ------------------------------
                Scott Langsner
               Attorney-in-fact


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Movieworld, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM GRAND MOVIEWORLD, INC.

                                          By:                *
                                             ----------------------------------
                                                   William J. Hornbuckle
                                               President and Chief Operating
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President and Chief              May 4, 2000
____________________________________ Operating Officer (Principal
       William J. Hornbuckle         Executive Officer)

                 *                   Senior Vice President and        May 4, 2000
____________________________________ Chief Financial Officer
           Corey Sanders             (Principal Financial and
                                     Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
           Daniel M. Wade

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                                     Director                             , 2000
____________________________________
          John T. Redmond


* By:   /s/ Scott Langsner                                            May 4, 2000
      ------------------------------
            Scott Langsner
           Attorney-in-fact


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Grand Laundry, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          GRAND LAUNDRY, INC.

                                          By:                *
                                             ----------------------------------
                                                   William J. Hornbuckle
                                               President and Chief Operating
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President and Chief              May 4, 2000
____________________________________ Operating Officer (Principal
       William J. Hornbuckle         Executive Officer)

                 *                   Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
           Daniel M. Wade

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                                     Director                             , 2000
____________________________________
          John T. Redmond

* By:
    /s/ Scott Langsner
  ----------------------------------                                  May 4, 2000
        Scott Langsner
       Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Monorail, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM GRAND MONORAIL, INC.

                                          By:                *
                                             ----------------------------------
                                                       Daniel M. Wade
                                               President and Chief Operating
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President and Chief              May 4, 2000
____________________________________ Operating Officer (Principal
           Daniel M. Wade            Executive Officer)

                 *                   Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
           Daniel M. Wade

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                                     Director                      March   , 2000
____________________________________
          John T. Redmond

* By:   /s/ Scott Langsner                                            May 4, 2000
  ----------------------------------
            Scott Langsner
           Attorney-in-fact


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Dist., Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM DIST., INC.

                                          By:                *
                                             ----------------------------------
                                                       Daniel M. Wade
                                               President and Chief Operating
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President and Chief              May 4, 2000
____________________________________ Operating Officer (Principal
           Daniel M. Wade            Executive Officer)

                 *                   Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
           Daniel M. Wade

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                                     Director                      March   , 2000
____________________________________
          John T. Redmond

* By:  /s/ Scott Langsner                                             May 4, 2000
      ------------------------------
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Destron, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          DESTRON, INC.

                                          By:                *
                                             ----------------------------------
                                                       Robert V. Moon
                                               President and Chief Operating
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President and Chief              May 4, 2000
____________________________________ Operating Officer (Principal
           Robert V. Moon            Executive Officer)

                 *                   Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
           Daniel M. Wade

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                                     Director                      March   , 2000
____________________________________
          John T. Redmond

* By:      /s/ Scott Langsner                                         May 4, 2000
     -------------------------------
               Scott Langsner
              Attorney-in-fact


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Destron Marketing, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          DESTRON MARKETING, INC.

                                          By:                *
                                             ----------------------------------
                                                       Robert V. Moon
                                               President and Chief Operating
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President (Principal             May 4, 2000
____________________________________ Executive Officer)
           Robert V. Moon

                 *                   Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
           Daniel M. Wade

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                 *                   Director                         May 4, 2000
____________________________________
          John T. Redmond


* By:     /s/ Scott Langsner                                          May 4, 2000
      ------------------------------
              Scott Langsner
             Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Merchandising, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM GRAND MERCHANDISING, INC.

                                          By:                *
                                             ----------------------------------
                                                   William J. Hornbuckle
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President (Principal             May 4, 2000
____________________________________ Executive Officer)
       William J. Hornbuckle

                 *                   Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
           Daniel M. Wade

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                 *                   Director                         May 4, 2000
____________________________________
          John T. Redmond

* By:      /s/ Scott Langsner                                         May 4, 2000
      ------------------------------
               Scott Langsner
              Attorney-in-fact


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Entertainment, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM GRAND ENTERTAINMENT, INC.

                                          By:                *
                                             ----------------------------------
                                                       Richard Sturm
                                               President and Chief Operating
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President and Chief              May 4, 2000
____________________________________ Operating Officer (Principal
           Richard Sturm             Executive Officer)

                 *                   Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
           Daniel M. Wade

                                     Director                             , 2000
____________________________________
          James J. Murren

                 *                   Director                         May 4, 2000
____________________________________
          John T. Redmond

* By:   /s/ Scott Langsner                                            May 4, 2000
      ------------------------------
         Scott Langsner
        Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Atlantic City, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM GRAND ATLANTIC CITY, INC.

                                          By:                *
                                             ----------------------------------
                                                      James J. Murren
                                               President and Chief Operating
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ James J. Murren           President and Chief              May 4, 2000
____________________________________ Operating Officer (Principal
          James J. Murren            Executive Officer)

                 *                   Secretary/Treasurer and          May 4, 2000
____________________________________ Chief Financial Officer
           Scott Langsner            (Principal Financial and
                                     Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
          James J. Murren

                 *                   Director                         May 4, 2000
____________________________________
          John T. Redmond

                 *                   Director                         May 4, 2000
____________________________________
           Daniel M. Wade

* By:   /s/ Scott Langsner                                            May 4, 2000
     -------------------------------
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Development, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM GRAND DEVELOPMENT, INC.

                                          By:                *
                                             ----------------------------------
                                                    Kenneth A. Rosevear
                                               President and Chief Operating
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President and Chief              May 4, 2000
____________________________________ Operating Officer (Principal
        Kenneth A. Rosevear          Executive Officer)

                 *                   Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
        Kenneth A. Rosevear

                 *                   Director                         May 4, 2000
____________________________________
           Scott Langsner

* By:   /s/ Scott Langsner                                            May 4, 2000
      ------------------------------
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGMGMR Acquisition, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGMGMR ACQUISITION, INC.

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President (Principal             May 4, 2000
____________________________________ Executive Officer)
           Scott Langsner

       /s/ Scott Langsner            Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

       /s/ Scott Langsner            Director                         May 4, 2000
____________________________________
           Scott Langsner

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #1 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #1

                                          By:     /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
      /s/ Scott Langsner             President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #2 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #2

                                          By:     /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
      /s/ Scott Langsner             President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #3 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #3

                                          By:       /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
        /s/ Scott Langsner           President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #4 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #4

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #5 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #5

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #6 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #6

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #7 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #7

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #8 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #8

                                          By:       /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
        /s/ Scott Langsner           President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #9 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #9

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #10 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #10

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #11 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #11

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #12 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #12

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #13 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #13

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #14 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #14

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #15 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #15

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #16 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #16

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #17 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #17

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #18 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #18

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #19 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #19

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #20 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #20

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #21 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #21

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #22 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #22

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #23 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #23

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #24 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #24

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #25 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #25

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #26 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #26

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #27 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #27

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #28 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #28

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #29 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #29

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #30 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #30

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #31 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #31

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #32 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #32

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #33 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #33

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #34 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #34

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #35 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #35

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #36 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #36

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #37 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #37

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #38 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #38

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #39 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #39

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #40 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #40

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #41 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #41

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #42 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #42

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #43 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #43

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #44 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #44

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #45 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #45

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #46 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #46

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #47 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #47

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #48 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #48

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #49 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #49

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #50 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #50

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #51 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #51

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #52 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #52

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #53 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #53

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #54 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #54

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #55 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #55

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #56 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #56

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #57 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #57

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #58 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #58

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #59 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #59

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #60 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          MGM ACQUISITION CO. #60

                                          By:      /s/ Scott Langsner
                                             ----------------------------------
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Scott Langsner            President, Secretary &           May 4, 2000
____________________________________ Treasurer and sole Director
           Scott Langsner            (Principal Executive Officer
                                     & Principal Financial and
                                     Accounting Officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, New York-New York Hotel & Casino, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                        NEW YORK-NEW YORK HOTEL & CASINO, LLC

                                        By:
                                                          *
                                           ------------------------------------
                                                        Dave Cacci
                                                        President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President                        May 4, 2000
____________________________________ (Principal Executive
             Dave Cacci              Officer)

        /s/ Scott Langsner           Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
           Daniel M. Wade

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                 *                   Director                         May 4, 2000
____________________________________
          John T. Redmond


*By:      /s/  Scott Langsner                                         May 4, 2000
    --------------------------------
               Scott Langsner
              Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, PRMA, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                        PRMA, LLC

                                        By:
                                                          *
                                           ------------------------------------
                                                     John T. Redmond
                                                        President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President                        May 4, 2000
____________________________________ (Principal Executive
          John T. Redmond            Officer)

        /s/ Scott Langsner           Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
          John T. Redmond

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                 *                   Director                         May 4, 2000
____________________________________
           Daniel M. Wade


*By:      /s/ Scott Langsner                                          May 4, 2000
    --------------------------------
              Scott Langsner
             Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, New PRMA Las Vegas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                        NEW PRMA LAS VEGAS, INC.

                                        By:
                                                          *
                                           ------------------------------------
                                                      Daniel M. Wade
                                                        President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President                        May 4, 2000
____________________________________ (Principal Executive
           Daniel M. Wade            Officer)

        /s/ Scott Langsner           Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
           Daniel M. Wade

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                 *                   Director                         May 4, 2000
____________________________________
          John T. Redmond


*By:     /s/ Scott Langsner                                           May 4, 2000
    --------------------------------
             Scott Langsner
            Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, The Primadonna Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 4, 2000.

                                          THE PRIMADONNA COMPANY, LLC

                                          By:
                                                           *
                                             ----------------------------------
                                                        George Boyer
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   President                        May 4, 2000
____________________________________ (Principal Executive
            George Boyer             Officer)

       /s/ Scott Langsner            Secretary/Treasurer              May 4, 2000
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)

                 *                   Chairman                         May 4, 2000
____________________________________
          John T. Redmond

                 *                   Director                         May 4, 2000
____________________________________
          James J. Murren

                 *                   Director                         May 4, 2000
____________________________________
           Daniel M. Wade


*By:     /s/ Scott Langsner                                           May 4, 2000
    --------------------------------
             Scott Langsner
            Attorney-in-fact

                                 EXHIBIT INDEX


   *1    Form of Underwriting Agreement

    2 Agreement and Plan of Merger, dated as of March 6, 2000, by and among Mirage Resorts, Incorporated, MGM Grand, Inc. and MGMGMR Acquisition,
         Inc. (incorporated by reference to exhibit 2 to MGM Grand's Current
         Report on Form 8-K dated March 6, 2000.)

  **4    Form of indenture, including form of debt securities

    5    Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
         LLP.

   *8    Opinion re tax matters

  **12   Computation of ratio of earnings to fixed charges

    23.1 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
         LLP (set forth as part of Exhibit 5).

    23.2 Consent of Arthur Andersen LLP.

    23.3 Consent of Arthur Andersen LLP.

  **24   Power of attorney

 ***25   Statement of eligibility of trustee on Form T-1

--------
* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offered securities.

** Previously filed.

*** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.